UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2005
DIAMOND TRIUMPH AUTO GLASS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-33572	23-2758853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
220 Division Street
Kingston, Pennsylvania 18704
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: (570) 287-9915
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.03. Material Modification to Rights of Security Holders.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.1: FIRST SUPPLEMENTAL INDENTURE
EX-10.1: RECAPITALIZATION AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
First Supplemental Indenture
     On August 16, 2005, Diamond Triumph Auto Glass, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association (the “Trustee”), entered into a First Supplemental Indenture (the “Supplemental Indenture”), to the Indenture, dated as of March 31, 1998 between the Company and the Trustee (the “Indenture”) with respect to the Company’s 9 1/4% Senior Notes due 2008 (the “Notes”).
     The Supplemental Indenture amends Section 4.10(b) of the Indenture to provide that the issuance by the Company of its capital stock for cash to affiliates of the Company would not be an “Affiliate Transaction” as such term is defined in the Indenture.
     The above description of the Supplemental Indenture is a summary only and is qualified in its entirety by reference to the Supplemental Indenture which is filed as Exhibit 4.1 to this Current Report on Form 8-K.
Recapitalization Agreement
     On August 17, 2005, the Company, Kenneth Levine, our chairman, and Green Equity Investors II, L.P., a Delaware limited partnership and our majority stockholder (“GEI”), entered into a Recapitalization Agreement (the “Recapitalization Agreement”) pursuant to which (i) the Company will exchange an aggregate of 1,750,000 shares of the Company’s Common Stock, par value $0.01 per share for all of its outstanding 12% Senior Redeemable Cumulative Preferred Stock, par value $0.01 per share, held by each of GEI and Mr. Levine, (ii) the Company will issue 833,333 shares of Common Stock to Mr. Levine at a purchase price of $15.00 per share, and (iii) Mr. Levine will purchase 500,000 shares of Common Stock from GEI at a purchase price of $15.00 per share. After giving effect to the transactions contemplated by the Recapitalization Agreement, Mr. Levine will own approximately 52% of our outstanding Common Stock and GEI will own approximately 46% of our outstanding Common Stock.
     The transactions contemplated by the Recapitalization Agreement are subject to the satisfaction of customary closing conditions, including, but not limited to, the Company accepting at least $14,000,000 million of Notes for purchase in the tender offer and obtaining the consent of the holders of a majority in aggregate principal amount of the outstanding Notes in the consent solicitation, each as described in Item 7.01 of this report, which is incorporated by reference in this Item 1.01.
     In connection with the Recapitalization Agreement, Mr. Levine and GEI will enter into an Amended and Restated Stockholders Agreement pursuant to which, subject to certain conditions, adjustments and limitations, (i) GEI will have the right to put up to 238,571 shares of Common Stock per year to Mr. Levine commencing in respect of the fiscal year ending December 31, 2006 at a purchase price of $21.50 per share until such time as GEI no longer owns shares of Common Stock and (ii) Mr. Levine will have the right to call up to 477,142 shares of Common Stock per year from GEI commencing in respect of the fiscal year ending December 31, 2006 at a purchase price of $21.50 per share until such time as GEI no longer owns shares of Common Stock.
     The above description of the Recapitalization Agreement is a summary only and is qualified in its entirety by reference to the Recapitalization Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 3.03. Material Modification to Rights of Security Holders.
     See disclosure under Item 1.01 of this report, which is incorporated by reference in this Item 3.03.

Item 7.01. Regulation FD Disclosure.
     On August 17, 2005, the Company issued a press release announcing, among other things, that it had commenced a cash tender offer for up to $22,000,000 aggregate principal amount of its $72,058,000 outstanding 9 1/4% Senior Notes due 2008, at a price not less than $730 nor greater than $830 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of purchase (the “Tender Offer Consideration”) at a purchase price determined by a “Modified Dutch Auction” procedure. In conjunction with the tender offer, the Company is also soliciting consents to adopt a proposed amendment to the Indenture (the “Proposed Amendment”) pursuant to which the Notes were issued. A copy of the press release is filed herewith as Exhibit 99.1.
     The tender offer and consent solicitation are scheduled to expire at 9:00 a.m., New York City time, on September 15, 2005, unless extended or earlier terminated. Subject to certain conditions, holders of notes who tender their notes (and thereby consent to the Proposed Amendment) on or before 9:00 a.m. on September 15, 2005, will receive the Tender Offer Consideration. If a holder tenders Notes in the tender offer, such holder shall be deemed to have delivered a corresponding consent to the Proposed Amendment to the Indenture, regardless of whether such tendered Notes are accepted for purchase by the Company in the tender offer. A holder of Notes may deliver a consent to the Proposed Amendment without also tendering Notes in the tender offer.
     The Company is seeking consents from holders of the Notes to approve the Proposed Amendment to the Indenture that would eliminate the requirement that the Company file annual, quarterly and current reports with the Securities and Exchange Commission, and would continue to require the Company to make available to holders of the Notes quarterly and annual reports.
     The tender offer and consent solicitation are conditioned upon not less than $14,000,000 million aggregate principal amount of Notes being validly tendered and not validly withdrawn in the tender offer, the delivery of consents from the holders of a majority of the aggregate principal amount of Notes then outstanding to the Proposed Amendment, the consummation of the transactions contemplated by the Recapitalization Agreement as described in Item 1.01 of this report and other customary conditions.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of August 16, 2005, between Diamond Triumph Auto Glass, Inc. and U.S. Bank National Association.

10.1	Recapitalization Agreement, dated as of August 17, 2005, among Diamond Triumph Auto Glass, Inc., Kenneth Levine and Green Equity Investors II, L.P.

99.1	Press release, dated August 17, 2005, of Diamond Triumph Auto Glass, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND TRIUMPH AUTO GLASS, INC.

Date: August 17, 2005	By:	/s/ Douglas Boyle

	Name:	Douglas Boyle
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Document Description

4.1	First Supplemental Indenture, dated as of August 16, 2005, between Diamond Triumph Auto Glass, Inc. and U.S. Bank National Association.

10.1	Recapitalization Agreement, dated as of August 17, 2005, among Diamond Triumph Auto Glass, Inc., Kenneth Levine and Green Equity Investors II, L.P.

99.1	Press release, dated August 17, 2005, of Diamond Triumph Auto Glass, Inc.